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                                                                     Exhibit 5.4





              [Letterhead of Uria, Menendez y CIA., Abogados, S.C.]




Teekay LNG Partners L.P.
Teekay Spain S.L., Teekay II Iberia S.L.,
Teekay Shipping Spain S.L., Naviera Teekay
Gas S.L., Naviera Teekay Gas II S.L., Naviera Teekay
Gas III S.L. and Naviera Teekay Gas IV S.L.

c/o Bayside House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59212
Nassau, Commonwealth of the Bahamas




                                                      Madrid, September 29, 2006


       Dear Sirs:


                             TEEKAY LNG PARTNERS L.P

       We have acted as special Spanish counsel as to matters of the law of Spain for the sole stockholder company Teekay Spain, S.L., the sole stockholder company Teekay II Iberia, S.L., Teekay Shipping Spain, S.L., the sole stockholder company Naviera Teekay Gas, S.L., the sole stockholder company Naviera Teekay Gas II, S.L., the sole stockholder company Naviera Teekay Gas III, S.L., and the sole stockholder company Naviera Teekay Gas IV, S.L. (collectively, the "SPANISH GUARANTORS") in connection with their preparation and filing with the U.S. Securities and Exchange Commission (the "COMMISSION") pursuant to the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder ("RULES") of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the "REGISTRATION STATEMENT"), for the registration of the sale from time to time of up to $400,000,000 aggregate offering price of:

       (a) common units (the "UNITS") representing limited partnership interests in Teekay LNG Partners L.P. (the "PARTNERSHIP");

       (b) debt securities of the Partnership, which may be (i) co-issued by Teekay LNG Finance Corp. and (ii) either senior debt securities ("SENIOR DEBT SECURITIES") or subordinated debt securities ("SUBORDINATED DEBT SECURITIES" and,


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              together with the Senior Debt Securities, collectively the "DEBT
              SECURITIES"); and

       (c) guarantees (the "GUARANTEES" and, together with the Units and the Debt Securities, collectively the "SECURITIES") of the Debt Securities by one or more subsidiaries of the Partnership, including the Spanish Guarantors.

       We understand that the Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the "PROSPECTUS") and future supplements to the Prospectus (the "PROSPECTUS SUPPLEMENTS").

       We understand that the Senior Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the "SENIOR INDENTURE") to be entered into between the Partnership and a trustee thereunder, in substantially the form filed as an exhibit to the Registration Statement. We understand that the Subordinated Debt Securities will be issued in one or more series pursuant to a subordinated indenture (together with any supplemental indentures, the "SUBORDINATED INDENTURE") to be entered into between the Partnership and a trustee thereto, in substantially the form filed as an exhibit to the Registration Statement.

       In arriving at the opinion expressed below, we have reviewed the documentation listed in Scheduled I (the "DOCUMENTATION" or the "DOCUMENTS").

       In rendering the opinions expressed below, we have assumed:

       (a) the genuineness of all signatures, stamps and seals appearing in the Documentation;

       (b) the authenticity and completeness of all Documents submitted to us as originals and the conformity with the originals and the completeness of all documents submitted to us as copies;

       (c) that each of the parties to the Documents examined (other than the Spanish Guarantors) is duly incorporated and validly existing under the laws of its country of incorporation;

       (d) the power and authority to execute of, and the due execution by, all the parties (other than the Spanish Guarantors) to the Documents, in particular the Senior Indenture and the Subordinated Indenture, and that such execution will bind such parties and that the performance thereof is within the capacity and powers of each of the parties thereto (other than the Spanish Guarantors);


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       (e)    that there are no contractual or similar restrictions binding on any person which would affect the conclusions of this opinion resulting from any agreement or arrangement not being a document specifically examined by us for purposes of this opinion and there are no arrangements between any of the parties to the Documents examined which modify or supersede any of the terms thereof;

       (f) that there are no matters or events of a factual nature not disclosed to us which would affect the conclusions herein;

       (g) that all the Documents governed by the laws of a jurisdiction other than Spain constitute legal, valid, binding and enforceable obligations of the respective parties thereto under such laws; and

       (h) that insofar as any obligation under the Documents falls to be performed in, or is otherwise subject to, any jurisdiction other than Spain, it will not be illegal or ineffective by virtue of any rule or law of, or contrary to public policy in, that jurisdiction.

For purposes of the opinion expressed below, we also assume that:

       (a) the Registration Statement, and any amendments or supplements thereto (including any necessary post-effective amendments), shall have become effective under the Securities Act;

       (b) all parties to the relevant indenture shall have complied with the terms and conditions thereof regarding the creation, authentication and delivery of any supplemental indenture to such indenture;

       (c) a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities offered thereby;

       (d) all Securities shall be issued and sold in compliance with applicable federal, state and foreign securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

       (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto;

       (f) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

       (g) the Spanish Guarantors when granting the Guarantee are in compliance with their financing agreements they are a party to; and


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       (h)    the aim of the Guarantees would not be to facilitate the sale of the units of the Partnership.


       As to matters of fact material to the opinion expressed below, we have, when relevant facts were not independently established by us, examined and relied upon certificates of officials and other representatives of the Spanish Guarantors; we have not checked the accuracy or completeness of, or otherwise verified the information furnished with respect to matters in the Documentation other than as specified above; and our opinions are rendered on the basis of such reliance, but without independent check or verification, expect as so specified.

       We do not represent ourselves to be familiar with the laws of any jurisdiction other than Spain as they stand at present and, therefore, we express no opinion on any question arising under any laws other than the laws of Spain as they stand at present. In giving this opinion we have assumed that such Documents listed herein, expressed to be governed by the laws of a country other than Spain, are valid and binding under such laws.

       Our involvement in the transaction described herein has been limited to our role as Spanish counsel to the Spanish Guarantors and, as a consequence thereof, we assume no obligation to advise any other party to this transaction and, furthermore, we assume no obligation to advise either you or any other party of changes of law or facts that could occur after the date of the opinion, even though the change may affect the legal analysis or conclusions given in this opinion.

       Legal concepts are expressed in the Documents in English terms and may not be identical or equivalent to those that exist under the laws of Spain. Therefore, this opinion may only be relied upon provided that any issues of interpretation arising thereunder would be interpreted as would be by a Spanish Court.

       Based upon the foregoing, and subject to the further exceptions, limitations and qualifications set forth below, it is our opinion that (a) upon the due execution and delivery of the applicable indenture by the partiers thereto substantially in the form examined by us and (b) when (i) the specific terms of a particular Debt Security have been duly authorized by the Partnership and, if applicable, Teekay LNG Finance Corp., and established in accordance with the applicable indenture, (ii) any related Guarantees by the Spanish Guarantors have been duly authorized thereby and (c) such Debt Security and any such Guarantees have been duly executed, authenticated, issued for value and delivered in accordance with the applicable indenture, such Guarantees will be binding obligations of the Spanish Guarantors.

       The opinion expressed above, which shall be constructed as a validity opinion., is subject to the following qualifications:

       1. Under Spanish law, powers of attorney, appointments or authorisations granted, whether or not stated to be irrevocable, are generally revocable by the grantor, provided that the revocation is in good faith; however, this general rule would not prevail when the powers of attorney, appointments or authorisations are a


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              necessary consequence of the underlying relationship between its grantor and its beneficiary.

       2. The effects and result of the operations involved in any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

       3. The obligations assumed by the relevant Spanish Guarantor are generally enforceable by the Spanish courts. However, it does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, enforcement before the Spanish courts will be subject to the following:

              a. a Spanish court may refuse to give effect to any provision of the Guarantees on the grounds that such provision conflicts with Spanish public policy;

              b. the Spanish courts will apply the law subject to the equitable principles and may not grant enforcement in the event that they deem that a right has not been exercised in good faith or that it has been exercised in abuse of right (abuso de derecho) and will not enforce an obligation in case of fraud;

              c. a Spanish court may issue an award of damages where specific performance is deemed impracticable;

              d. the validity and performance of contractual obligations may not be left at the discretion of one of the contracting parties as per Article 1,256 of the Spanish Civil Code;

              e. a Spanish court may not enforce a contractual provision which requires any party thereto to pay any amounts on the grounds that such provision is a penalty within the meaning of Articles 1,152 et seq. of the Civil Code, which the court would consider excessive as a pre-estimate of damages if the obligations secured by the penalty have partially or irregularly complied with; in this event the court may reduce the amount of the penalty; and

              f. These principles are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial.

       4. A guarantee such as the Guarantees shall be deemed to be null and void if the principal obligation secured is declared null and void; in addition, enforcement of guarantees may be limited since the guarantor may not be required to pay any amount in excess of the amount owed by the principal debtor or under conditions less favourable than those applying to the principal debtor.

       5. If the choice in the indentures of the law of the state of New York (United State of America) is deemed to have been made with the aim of avoiding the


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              application of mandatory Spanish laws or legal requirements, said
              New York law may not be applied by Spanish courts, pursuant to Articles 12.3 and 12.4 of the Civil Code and Article 16 of the Rome Convention on the law applicable to contractual obligations.

       6. The Spanish courts have exclusive jurisdiction, inter alia, with respect to matters relating to the incorporation, validity, nullity and dissolution of companies or legal entities having their domicile in the Spanish territory, and to any decisions and resolutions of their corporate bodies, as well as with respect to the validity or nullity of any recordings with a Spanish registry, and the recognition and enforcement in Spain of any judgment or arbitration award obtained in a foreign country.

       7. In case of assignment of the rights of any of the parties under the Guarantees, said assignment will have to be formalised in an assignment deed granted before a notary public by the assignor and assignee to ensure the effectiveness of said transfer vis-a-vis third parties and notified to the assigned debtor so that a payment made to the assignor does not entail the release of the obligations of the debtor under the Debt Securities or Guarantees.

       8. In case of succession, transfer or assignment of the contractual position of any of the parties under the Guarantees, said transfer or assignment will have to be formalised in a deed granted before a notary public by the transferor, the transferee and all other parties to the Guarantees to ensure the effectiveness of the said transfer vis-a-vis third parties.

       This opinion letter is rendered to the addressees identified herein in connection with the above described transaction and we consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or related Rules.



       Very truly yours,

       /s/  Luis Figaredo Perez             /s/ Julio Lopez Quiroga


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                                   SCHEDULE I

                                LIST OF DOCUMENTS

(a)    Copy of the Registration Statement and the Prospectus.

(b) Copy of the form of Senior Indenture to be filed as an exhibit to the Registration Statement.

(c) The form of Subordinated Indenture to be filed as an exhibit to the Registration Statement.

(d) Original of the Deed of Incorporation (Escritura de Constitucion) of Teekay Spain, S.L. granted on April 27, 2004 before the Notary Public of Madrid, Mr. Carlos Perez Baudin, with number 1,442 of his files.

(e) Original of the Deed of Incorporation (Escritura de Constitucion) of Teekay II Iberia, S.L. granted on December 20, 2002 before the Notary Public of Madrid, Mr. Juan Carlos Caballeria Gomez, with number 3,386 of his files.

(f) Original of the Deed of Incorporation (Escritura de Constitucion) of Teekay Shipping Spain, S.L. granted on September 24, 1987 before the Notary Public of Madrid, Mr. Juan Antonio Villena Ramirez, with number 1,697 of his files.

(g) Original of the Deed of Incorporation (Escritura de Constitucion) of Naviera Teekay Gas, S.L. granted on January 5, 1989 before the Notary Public of Madrid, Mr. Rafael Ruiz Gallardon, with number 21 of his files.

(h) Original of the Deed of Incorporation (Escritura de Constitucion) of Naviera Teekay Gas II, S.L. granted on April 12, 2000 before the Notary Public of Madrid, Mr. Francisco Echevarri Lomo, with number 962 of his files.

(i) Original of the Deed of Incorporation (Escritura de Constitucion) of Naviera Teekay Gas III, S.L. granted on July 6, 2000 before the Notary Public of Madrid, Mr. Francisco Echevarri Lomo, with number 1,791 of his files.

(j) Original of the Deed of Incorporation (Escritura de Constitucion) of Naviera Teekay Gas IV, S.L. granted on September 17, 2001 before the Notary Public of Madrid, Mr. Francisco Echevarri Lomo, with number 2,568 of his files.

(k) Original of the Deed of Conversion (Escritura de Transformacion) of Teekay Shipping Spain, S.L. granted on November 26, 2004 before the Notary Public of Madrid, Mr. Juan Carlos Caballeria Gomez, with number 4,214 of his files.


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(l)    Original of the Deed of Conversion (Escritura de Transformacion) of
       Naviera Teekay Gas, S.L. granted on November 26, 2004 before the Notary Public of Madrid, Mr. Juan Carlos Caballeria Gomez, with number 4,215 of his files.

(m) Original of the Deed of Conversion (Escritura de Transformacion) of Naviera Teekay Gas II, S.L. granted on November 26, 2004 before the Notary Public of Madrid, Mr. Juan Carlos Caballeria Gomez, with number 4,216 of his files.

(n) Original of the Deed of Conversion (Escritura de Transformacion) of Naviera Teekay Gas III, S.L. granted on November 26, 2004 before the Notary Public of Madrid, Mr. Juan Carlos Caballeria Gomez, with number 4,217 of his files.

(o) Original of the Deed of Conversion (Escritura de Transformacion) of Naviera Teekay Gas IV, S.L. granted on November 26, 2004 before the Notary Public of Madrid, Mr. Juan Carlos Caballeria Gomez, with number 4,218 of his files.

(p)    Original of the By-laws (Estatutos) of each one of the Spanish
       Subsidiaries.

(q) Original of the Corporate Books (Libro registro de actas) of each one of the Spanish Subsidiaries, containing the Minutes of the government bodies' meetings.


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